================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A

       AMENDMENT TO CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          DATE OF REPORT: JULY 23, 1997
                                          -------------


                      APPLIED SCIENCE AND TECHNOLOGY, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                      0-22646                   04-2962110
--------------------------------------------------------------------------------
(STATE/OTHER JURISDICTION       (COMMISSION FILE NO.)         (IRS EMPLOYER
    OF INCORPORATION)                                       IDENTIFICATION NO.)


35 CABOT ROAD              WOBURN           MA                         (01801)
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



        REGISTRANT'S TELEPHONE NO., INCLUDING AREA CODE:  (617) 933-5560
                                                          --------------

                                 NOT APPLICABLE
 -------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                                 AMENDMENT NO. 1
THE UNDERSIGNED REGISTRANT (THE "COMPANY") HEREBY AMENDS THE FOLLOWING ITEMS, FINANCIAL STATEMENTS, EXHIBITS OR OTHER PORTIONS OF ITS FORM 8-K FILED ON MAY 9, 1997 AS SET FORTH IN THE PAGES ATTACHED HERETO.

 (LIST ALL SUCH ITEMS, FINANCIAL STATEMENTS, EXHIBITS OR OTHER PORTIONS AMENDED)

1) ITEM 7, PAGE 5 - AMENDED TO INCLUDE THE FINANCIAL STATEMENTS OF CONVERTER POWER, INC. AND THE COMPANY'S PRO FORMA FINANCIAL INFORMATION.


================================================================================





                                Table of Contents
                                    Form 8K/A
                                  July 23, 1997


Item                                                                     Page
----                                                                     ----

ITEM 7.   Financial Statements and Exhibits .........................     1


Signatures ..........................................................     26

Exhibits ............................................................     none








ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

This Amendment No. 1, on Form 8-K/A is filed by Applied Science and Technology, Inc.(the "Company") to amend the Current Report on Form 8-K filed by the Company on May 9, 1997. Only those items which are amended are set forth herein.

( a )  Historical Financial Statements of Converter Power, Inc. ("CPI")
       ----------------------------------------------------------------

(i)    Audited Financial Statements of CPI:

         Report of Arthur Andersen & Co. LLP, Independent Public Accountants Balance Sheets as of September 28, 1996 and September 30, 1995 Statements of Operations for the years ended September 28, 1996 and September 30, 1995
         Statements of Shareholder's Equity for the years ended September 28, 1996 and September 30, 1995
         Statements of Cash Flows for the years ended September 28, 1996 and September 30, 1995
         Notes to  Financial  Statements

(ii)   Unaudited Financial Statements of CPI:

         Balance Sheet as of April 30, 1997
         Statements of Operations for the seven months ended April 30, 1997 and April 26, 1996
         Statement of Cash Flows for the seven months ended April 30, 1997 Statement of Shareholder's Equity for the seven months ended April 30, 1997
         Notes to the Financial Statements

( b )  Pro Forma Financial Information (unaudited)
       -------------------------------------------

         Pro Forma Consolidated Balance Sheets as of April 26, 1997
         Pro Forma Consolidated Statements of Operations for the fiscal year ended June 29, 1996 Pro Forma Consolidated Statements of Operations for the ten months ended April 26, 1997 Notes to Pro Forma Financial Statements

( c )  Exhibits
       --------

         None

                                        2





                              CONVERTER POWER, INC.
                              Financial Statements
                          as of September 28, 1996 and
                               September 30, 1995
                         Together with Auditors' Report



                                        3





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------

To the Shareholder of Converter Power, Inc.


         We have audited the accompanying balance sheets of Converter Power, Inc. (a Massachusetts Corporation) as of September 28, 1996 and September 30, 1995, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Converter Power Inc. as of September 28, 1996 and September 30, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP


San Jose,  California
June 20, 1997

                                       4





                              CONVERTER POWER, INC.
                                 BALANCE SHEETS
                 AS OF SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995

ASSETS                                                                    1996                    1995
------                                                                    ----                    ----
Current Assets:
     Cash ........................................................    $       32,273         $        71,100
     Accounts receivable, less allowance
        for doubtful accounts of $20,000
        and $96,682, respectively ................................         1,223,020               1,489,141
     Inventory ...................................................         1,695,772               1,929,353
     Prepaid expenses and other current assets ...................           148,883                 214,903
                                                                     ---------------         ---------------

        Total current assets .....................................         3,099,948               3,704,497


Property and Equipment, at cost
     Machinery and equipment .....................................           562,359                 432,033
     Furniture and fixtures ......................................           118,458                  39,141
     Leasehold improvements ......................................           598,814                  95,536
                                                                     ---------------         ---------------
                                                                           1,279,631                 566,710
     Accumulated depreciation & amortization .....................          (426,238)               (319,720)
                                                                     ---------------         ---------------
        Net property and equipment ...............................           853,393                 246,990

     Other assets ................................................             8,537                  21,106
                                                                     ---------------         ---------------
                                                                      $    3,961,878          $    3,972,593
                                                                     ===============         ===============

Liabilities and shareholder's equity

Current Liabilities:
     Accounts payable ............................................    $      406,509          $      973,494
     Accrued payroll and related items ...........................           160,137                 130,900
     Other accrued liabilities ...................................           180,547                 317,318
     Payable to related party (Note 6) ...........................           515,124                 308,224
                                                                     ---------------         ---------------

        Total current liabilities ................................         1,262,317               1,729,936

Commitments (Note 5)
Shareholder's Equity:
     Common stock, no par value, 1,000
        shares authorized, issued and outstanding
        in 1996 and 1995, respectively ...........................             5,000                   5,000
     Retained earnings ...........................................         2,694,561               2,237,657
                                                                     ---------------         ---------------

        Total shareholder's equity ...............................         2,699,561               2,242,657
                                                                     ---------------         ---------------

                                                                      $    3,961,878          $    3,972,593
                                                                     ===============        ================

       The accompanying notes are an integral part of these balance sheets

                                        5





                              CONVERTER POWER, INC.
                            STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED SEPTEMBER 28, 1996
                             AND SEPTEMBER 30, 1995

                                                                    1996                   1995
                                                                    ----                   ----
Net sales ................................................    $  12,235,053          $  11,932,721

Cost of sales ............................................        9,146,545              8,063,960
                                                              -------------          -------------

Gross Margin .............................................        3,088,508              3,868,761

Expenses:
    Research and development .............................        1,099,741              1,055,684
    Sales and marketing ..................................          344,917                295,204
    General and administrative ...........................        1,017,423                867,247
                                                              -------------          -------------

        Total operating expenses .........................        2,462,081              2,218,135
                                                              -------------          -------------

Income from operations ...................................          626,427              1,650,626

Other income and interest expense, net ...................             (590)                (1,110)
                                                              -------------          -------------

Income before taxes ......................................          625,837              1,649,516

Provision for income taxes ...............................          168,933                566,295
                                                              -------------          -------------

Net income ...............................................    $     456,904          $   1,083,221
                                                              =============          =============



    The accompanying notes are an integral part of these financial statements


                                        6






                              CONVERTER POWER, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                     FOR THE YEARS ENDED SEPTEMBER 28, 1996
                             AND SEPTEMBER 30, 1995

                                                    Common Stock               Retained
                                       ---------------------------------
                                           Shares            Amount            Earnings              Total
                                       ---------------   ---------------   ------------------   -----------------
Balance at September 30, 1994 .......            1,000      $      5,000       $    1,154,436      $    1,159,436
     Net income .....................        -                 -                    1,083,221           1,083,221
                                       ---------------   ---------------   ------------------   -----------------

Balance at September 30, 1995 .......            1,000             5,000            2,237,657           2,242,657
     Net income .....................        -                 -                      456,904             456,904
                                       ---------------   ---------------   ------------------   -----------------

Balance at September 28, 1996 .......            1,000      $      5,000       $    2,694,561      $    2,699,561
                                       ===============   ===============   ==================   =================


    The accompanying notes are an integral part of these financial statements


                                        7





                              CONVERTER POWER, INC.
                            STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED SEPTEMBER 28, 1996
                             AND SEPTEMBER 30, 1995

                                                                                     1996              1995
                                                                                     ----              ----
Cash flows from operating activities:
       Net income ..........................................................    $     456,904     $   1,083,221
       Adjustments to reconcile net income to net
       cash provided by operating activities:
              Depreciation and amortization ................................          106,518           154,965
              Provision for doubtful accounts ..............................           18,403            57,935
              Provision for inventory obsolescence .........................              -             166,300
              Changes in assets and liabilities:
                    (Increase) decrease in accounts receivable .............          266,121          (775,191)
                    (Increase) decrease in other receivables ...............           (5,834)           23,988
                    (Increase) decrease in inventories .....................          233,581        (1,017,224)
                    (Increase) decrease in prepaid expenses and other assets           66,020          (195,272)
                    Increase (decrease) in accounts payable ................         (566,985)          433,231
                    Increase in accrued payroll and related items ..........           29,237             8,609
                    Increase (decrease) in other accrued liabilities .......         (136,771)           71,947
                                                                                --------------    --------------

                         Total adjustments .................................           10,290        (1,070,712)
                                                                                --------------    --------------

       Net cash provided by operating activities ...........................          467,194            12,509
                                                                                --------------    --------------

Cash flows from investing activities:
       Capital expenditures ................................................         (712,921)         (190,649)
                                                                                --------------    --------------

       Net cash used in investing activities ...............................         (712,921)         (190,649)
                                                                                --------------    --------------

Cash flows from financing activities:
       Increase in payable to related party ................................          206,900            48,539
                                                                                --------------    --------------

       Net cash provided by (used in) financing activities .................          206,900            48,539
                                                                                --------------    --------------

       Net decrease in cash ................................................          (38,827)         (129,601)

Cash at beginning of year ..................................................           71,100           200,701
                                                                                --------------    --------------

Cash at end of year ........................................................    $      32,273          $ 71,100
                                                                                ==============    ==============

    The accompanying notes are an integral part of these financial statements


                                       8






                              CONVERTER POWER, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 28, 1996



1.  ORGANIZATION AND OPERATIONS OF THE COMPANY:

Converter Power, Inc. (the "Company"), incorporated in Massachusetts, is a wholly owned subsidiary of ILC Technology, Inc. (the "Parent"). The Company designs, manufactures, and sells high efficiency, small form factor power sources. The Company's products are used in semiconductor, medical, scientific and industrial applications. The Company's facilities are all located in the U.S.

In May 1997, the Parent sold substantially all of the assets of the Company to ASTeX/CPI Acquisition Corp. ("AAC"), a wholly owned subsidiary of Applied Science and Technology, Inc. (Note 8).


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market, and include material, labor and manufacturing overhead. Inventories at September 28, 1996 and September 30, 1995, respectively, consisted of the following:


                                             1996               1995
                                             ----               ----

Raw materials .........................   $1,443,635          $1,376,328
Work-in-process .......................      160,176             487,902
Finished goods ........................       91,961              65,123
                                          ----------          ----------
Total inventories .....................   $1,695,772          $1,929,353
                                          ==========          ==========



DEPRECIATION AND AMORTIZATION

Property and equipment are depreciated or amortized on a straight-line basis over estimated useful lives as follows:

           Equipment, furniture and fixtures        5-10 years
           Leasehold improvements                   life of the lease


                                        9





RECENT ACCOUNTING PRONOUNCEMENTS

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The Company is not required to adopt the provisions of this statement until its fiscal year 1997. The Company plans to adopt the disclosure provisions of this statement in 1997. The effect on its financial position and results of operations upon adoption, will not be significant.


REVENUE RECOGNITION

The Company recognizes revenue on all product sales upon shipment of the product. The Company accrues for estimated warranty obligations at the time of the sale of the related product based upon its past history of claims experience and costs to discharge its obligations.


RISKS DUE TO CONCENTRATION OF SIGNIFICANT CUSTOMER AND INDUSTRY AND EXPORT SALES

During fiscal 1996 and 1995, one customer, Varian Associates, Inc., accounted for 43% and 49% of the Company's revenues, respectively. As of September 28, 1996 and September 30, 1995, amounts receivable from this customer amounted to $ 83,125 and $ 469,396, respectively. This customer is in the semiconductor equipment industry. The semiconductor equipment industry is subject to volatile business cycles, which can directly affect the Company's revenues. In the fourth quarter of 1996, the Company experienced a significant reduction in orders from this customer which led to a significant decrease in revenues with no assurance that these orders will be replaced.

Export sales accounted for 11% and 5% of total revenues in 1996 and 1995, respectively.


RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred and consist primarily of salaries and other direct expenses.


3.  BANK BORROWINGS:

The Company's assets are subject to a security interest related to the bank borrowings of the Parent. As of September 28, 1996, the Parent was not in compliance with certain ratios and covenants related to these bank borrowings. The Parent obtained a waiver from the bank for this non-compliance.


4.  EMPLOYEE RETIREMENT PLAN AND STOCK PLANS:

The Company's employees are eligible to participate in the Company's 401 (k) Benefit Plan if they have more than one year of service with the Company. Under the terms of the Plan, participating employees must contribute at least 2% of their salary to the Plan. The Parent contributes (as a matching contribution) 50% of the first 4% of each employee's contribution.


                                       10





Employees may contribute up to 15% of their salary to the Plan. The Company's contributions vest at a rate of 20% per year, commencing on the first anniversary of employment.

The Company's employees are eligible to participate in the Parent's 1992 Stock Option Plan ("Plan") and Employee Stock Purchase Plan ("Purchase Plan"). Under the Plan, the Company may grant options to employees and directors. The exercise price per share for stock options cannot be less than the fair market value of the Parent's common stock on the date of grant. Options granted are for a ten-year term and generally vest ratably over a period of four years commencing one year after the date of grant. Under the Parent's Purchase Plan, the number of shares of the Parent's common stock that is available for purchase by each participant is based on the participant's annual base earnings and at a purchase price equal to 85% of the fair market value of the Parent's common stock at the beginning and end of the quarter of purchase, whichever is lower.

5.  COMMITMENTS:

At September 28, 1996, the future minimum rental payments under a building lease are approximately $207,000 in fiscal 1997 and 1998, respectively, and approximately $218,000 in fiscal 1999 and 2000, respectively. The amounts total $850,000.

For fiscal 1996 and 1995, rental expense was approximately $226,000 and $75,000, respectively.


6.  RELATED PARTY TRANSACTIONS:

The following amounts were due to the Parent at September 28, 1996 and September 30, 1995, respectively:

                                             1996             1995
                                             ----             ----

         Payable to Parent ................ $515,124         $308,224


The payable to the Parent is a net balance resulting from sales to the Parent and accounting for income taxes for the Company (Note 7).

The financial statements include sales to the Parent of approximately $1,835,000 and $803,000 in fiscal 1996 and 1995, respectively. Sales to the Parent are made under similar terms and conditions as those to independent third parties.


7.  INCOME TAXES:

The Company has not previously recorded any current or deferred income taxes or benefits as the Company has filed its tax returns as part of a consolidated group filed by the Parent. Accordingly, all current and deferred income taxes were recorded by the Parent. However, for the purposes of these financial statements, the Company has calculated current and deferred income taxes on the basis that it is a standalone entity. Federal and state taxes payable have been recorded as a payable to the Parent as taxes have previously been paid by the Parent through the filing of consolidated tax returns.


                                       11




The components of the provision for income taxes for the year ended September 28, 1996 and September 30, 1995, respectively, were as follows:

                                              1996                   1995
                                              ----                   ----
         Federal:
                Current ...............  $       83,640         $      523,150
                Deferred ..............          51,023                (84,826)

         State:
                Current ...............          23,592                147,555
                Deferred ..............          10,678                (19,584)
                                         --------------         --------------
                                         $      168,933         $      566,295
                                         ==============         ==============


The components of the deferred tax asset at September 28, 1996 and September 30, 1995 were as follows:

                                              1996                   1995
                                              ----                   ----

         Inventory reserves ...........  $       24,936         $      83,312
         Warranty reserves ............          62,339                22,700
         Other cumulative
           temporary differences ......          54,534                97,498
                                         --------------         -------------
                                         $      141,809         $     203,510
                                         ==============         =============



The effective income tax rates differ from the rates computed by applying the Federal statutory income tax rate to income before provision for income taxes for the years ended September 28, 1996 and September 30, 1995 as follows:

                                              1996                   1995
                                              ----                   ----
         Tax provision at
           statutory rate .............            34 %                  34 %
         State taxes, net
           of Federal benefit .........             4                     4
         Tax credits ..................           (13)                   (6)
         Other ........................             2                     2
                                         ==============         =============
                                                   27 %                  34 %
                                         ==============         =============


8.  SUBSEQUENT EVENT:

On May 9, 1997, Applied Science and Technology, Inc. ("ASTeX"), through a wholly owned subsidiary, ASTeX/CPI Acquisition Corp. ("AAC"), acquired substantially all of the assets of the Company.

The acquisition was in the form of an asset purchase in which AAC acquired substantially all of the assets of the Company in exchange for $6,350,000 in cash and 45,000 unregistered shares of ASTeX's Common Stock (the "Shares"). In accordance with the provisions of an escrow agreement, the Shares will be held for a minimum of twelve months and a maximum of twenty-four months, following the closing. If, by May 8, 1998, the Shares have not increased in value to $1,000,000, ASTeX will pay CPI the difference between the market


                                       12




value and $1,000,000, such difference to be paid in cash, stock of ASTeX or a combination of both.



                                       13


                              Converter Power, Inc.
                                  Balance Sheet
                                 April 30, 1997
                                   (unaudited)

Assets
------
  Current assets:
   Accounts receivable, less allowance for doubtful accounts of $30,300 ......  $   1,254,662
   Inventory .................................................................      2,051,237
   Prepaid expenses and other current assets .................................         40,870
                                                                                -------------
  Total current assets .......................................................      3,346,769

  Property and equipment, at cost
   Machinery & equipment .....................................................        572,064
   Furniture and fixtures ....................................................        118,458
   Leasehold improvements ....................................................        602,136
                                                                                -------------
                                                                                    1,292,658
   Accumulated depreciation and amortization .................................       (564,939)
                                                                                -------------
  Net property and equipment .................................................        727,719

                                                                                -------------
                                                                                $   4,074,488
                                                                                =============

Liabilities and shareholder's equity

  Current liabilities:
   Cash overdraft ............................................................  $      48,084
   Accounts payable ..........................................................        520,071
   Accrued payroll and related items .........................................        347,685
   Other accrued liablilities ................................................         41,624
   Payable to related party ..................................................        586,874
                                                                                -------------
  Total current liabilities ..................................................      1,544,338

  Shareholder's equity:
   Common stock ..............................................................          5,000
   Retained earnings .........................................................      2,525,150
                                                                                -------------
  Total shareholder's equity .................................................      2,530,150

                                                                                -------------
                                                                                $   4,074,488
                                                                                =============

                 See accompanying notes to financial statements.

                                       14





                              Converter Power, Inc.
                            Statements of Operations
                                   (unaudited)

                                                              For the seven months ended
                                                         ------------------------------------
                                                            April 30,             April 26,
                                                              1997                  1996
                                                         -------------        --------------
Net sales ..........................................     $   5,124,201        $    7,829,450

Cost of sales and revenue: .........................         4,002,836             5,535,173
                                                         -------------        --------------

           Gross margin ............................         1,121,365             2,294,277
                                                         -------------        --------------

Expenses:
      Research and development .....................           678,909               742,850
      Sales and marketing ..........................           298,936               176,272
      General and administrative ...................           375,874               594,118
                                                         -------------        --------------
           Total operating expenses ................         1,353,719             1,513,240
                                                         -------------        --------------

           Income (loss) from operations ...........          (232,354)              781,037

Other expense:
      Interest expense .............................                57                    62
      Other ........................................                -                 34,499
                                                         -------------        --------------
           Total other expense .....................                57                34,561
                                                         -------------        --------------

           Income (loss) before income taxes .......          (232,411)              746,476

Income tax expense (benefit) .......................           (63,000)              202,000
                                                         -------------        --------------

           Net income (loss) .......................     $    (169,411)       $      544,476
                                                         =============        ==============

                 See accompanying notes to financial statements.

                                       15






                              Converter Power, Inc.
                             Statement of Cash Flows
                    For the seven months ended April 30, 1997
                                   (unaudited)

Cash flow from operating activities:
   Net loss .....................................................    $      (169,411)
   Adjustments to reconcile net loss to net cash
   used for operating activities:
       Depreciation & amortization ..............................            138,701
       Changes in assets and liabilities:
           Accounts receivable ..................................            (31,642)
           Inventory ............................................           (355,465)
           Prepaid expenses & other current assets ..............            116,550
           Accounts payable .....................................            113,562
           Accrued payroll and related items ....................            187,548
           Other accrued liabilities ............................           (138,923)
           Payable to related parties ...........................             71,750
                                                                     ---------------
                Net cash used for operating activities ..........            (67,330)
                                                                     ---------------

Cash flows from investing activities:
       Additions to property and equipment ......................            (13,027)
                                                                     ---------------
                Net cash used for investing activities ..........            (13,027)
                                                                     ---------------

Net decrease in cash ............................................            (80,357)
Cash at beginning of period .....................................             32,273
                                                                     ---------------
Cash overdraft at end of period .................................    $       (48,084)
                                                                     ===============

                 See accompanying notes to financial statements.


                                       16





                              Converter Power, Inc.
                        Statement of Shareholder's Equity
                    For the seven months ended April 30, 1997

                                               Common Stock                 Retained
                                      ------------------------------
                                         Shares          Amount             Earnings            Total
                                      ------------  ----------------    ----------------   ----------------
Balance at September 28, 1996 ......         1,000     $       5,000         $ 2,694,561        $ 2,699,561

Net loss ...........................             -                  -           (169,411)          (169,411)
                                      ------------  ----------------    ----------------   ----------------
Balance at April 30, 1997 ..........         1,000     $       5,000         $ 2,525,150        $ 2,530,150
                                      ============  ================    ================   ================

                 See accompanying notes to financial statements.

                                       17




                              Converter Power, Inc.
                          Notes to Financial Statements
                                 April 30, 1997
                                   (unaudited)

1) Basis of Presentation

The unaudited financial statements as of April 30, 1997 have been prepared in accordance with generally accepted accounting principles and include all adjustments, which in the opinion of management, are necessary to present fairly the results of operations for the period then ended.

2) Description of Business

Converter Power, Inc. (the "Company") is a wholly owned subsidiary of ILC Technology, Inc. (the "Parent"). The Company designs, manufactures and sells high efficiency, small form factor power sources built to fit compactly into a variety of systems. The Company's products are used in semiconductor, medical, scientific and industrial applications.

3) Acquisition

On May 9, 1997 the net assets of the Company, exclusive of certain liabilities, were sold to ASTeX/CPI Acquisition Corp. for $6,350,000 plus 40,321 unregistered shares of ASTeX common stock. The purchase price is subject to certain adjustments as provided for in the purchase and sale agreement. The effective date of the transaction is April 30, 1997.

The value of the ASTeX shares on May 8, 1998 is guaranteed by ASTeX to be at least $1,000,000, subject to certain adjustments as provided for the purchase and sales agreement. If the shares do not have a market value of at least $1,000,000 (prior to adjustments) on May 8, 1998, ASTeX will pay the difference between market value and $1,000,000, less any adjustments, in cash, common stock of ASTeX, or a combination of both, at its discretion.


                                       18





 Pro Forma Consolidated Financial Statements of Applied Science and Technology,
--------------------------------------------------------------------------------
                         Inc. and Converter Power, Inc.
                         ------------------------------

The following unaudited Pro Forma Consolidated Statements of Operations set forth the combined results of operations of Applied Science and Technology, Inc. ("ASTeX") and Converter Power, Inc. ("CPI") based upon accounting for the acquisition as an asset purchase and assuming the acquisition was consummated as of the beginning of fiscal year ended June 29, 1996.

The Pro Forma Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on April 26, 1997.

The  unaudited  pro  forma  consolidated   financial  information  combines  the
historical Statements of Operations of ASTeX and CPI for the year ended June 29, 1996 and the ten months ended April 26, 1997.

For the periods presented in the Pro Forma Condensed Consolidated Statements of Operations, pro forma shares used in computing earnings per share give effect to exchange of 40,321 shares of ASTeX common stock, and $6,482,933 cash payment for certain assets, liabilities and acquisition related expenses associated with the acquisition.

The non-recurring expenses of $1,500,000 related to the expense of in process research and development have been excluded from the Pro Forma statements of operations presentation. These statements are not necessarily indicative of the actual results of operations that would have been reported, nor do they purport to indicate the results of future operations of the Company. In the opinion of management, all adjustments necessary to present fairly such unaudited Pro Forma Consolidated Statements of Operations have been made.

The Pro Forma Consolidated Financial Statements which follow should be read in conjunction with the historical Financial Statements of ASTeX and CPI, and the notes thereto.


                                       19





         Applied Science and Technology, Inc. and Converter Power, Inc.
                      Pro Forma Consolidated Balance Sheet
                                 April 26, 1997
                                   (unaudited)

                                                                                    Pro Forma         Consolidation       Pro Forma
                                                ASTeX              CPI             Adjustments         Eliminations     Consolidated
Assets
------
    Current assets:
        Cash and cash equivalents .......... $   6,488,190          (48,084)        (4,415,137) (c)                   $   2,024,969
        Accounts receivable ................     9,040,072        1,254,662                                              10,294,734
        Inventories ........................     8,586,260        2,051,237                                              10,637,497
        Prepaid expenses ...................       271,198           40,870                                                 312,068
        Deferred income taxes ..............       969,741               -                                                  969,741
                                             -------------    -------------      -------------       -------------    -------------
    Total current assets ...................    25,355,461        3,298,685         (4,415,137)                -         24,239,009

    Property, plant and equipment
        Land ...............................       473,000               -                                                  473,000
        Building & improvements ............     1,633,946               -                                                1,633,946
        Equipment ..........................     7,651,342          572,064                                               8,223,406
        Furniture and fixtures .............       549,454          118,458                                                 667,912
        Leasehold Improvements .............     1,475,703          602,136                                               2,077,839
                                             -------------    -------------      -------------       -------------    -------------
    Total fixed assets .....................    11,783,445        1,292,658                -                   -         13,076,103
        Less accumulated depreciation
           and amortization ................    (4,766,778)        (564,939)                                             (5,331,717)
                                             -------------    -------------      -------------       -------------    -------------
    Net property, plant and equipment ......     7,016,667          727,719                -                   -          7,744,386

    Other assets, net of amortization
        Patents ............................       147,292               -                                                  147,292
        Other assets .......................       250,127               -                                                  250,127
        Long term cash investments .........     1,299,397               -                                                1,299,397
        Investments in CPI .................            -                -           6,433,958 (e)      (6,433,958)              -
        Goodwill in CPI ....................            -                -                               3,316,934        3,316,934
        Note receivable ....................       158,688               -                                                  158,688
                                             -------------    -------------      -------------       -------------    -------------
    Total other assets .....................     1,855,504               -           6,433,958          (3,117,024)       5,172,438

                                             -------------    -------------      -------------       -------------    -------------
Total assets ............................... $  34,227,632        4,026,404          2,018,821          (3,117,024)   $  37,155,833
                                             =============    =============      =============       =============    =============

    See accompanying notes to Pro Forma Consolidated Financial Statements.

                                       20





         Applied Science and Technology, Inc. and Converter Power, Inc.
                      Pro Forma Consolidated Balance Sheet
                                 April 26, 1997
                                   (unaudited)

                                                                                    Pro Forma        Consolidation   Pro Forma
                                                     ASTeX            CPI          Adjustments        Eliminations   Consolidated
Liabilities and shareholder's equity
------------------------------------
    Current liabilities
        Note payables ..........................  $   1,627,570             -          196,604 (b)                    $   1,824,174
        Accounts Payable .......................      2,438,088        520,071                                            2,958,159
        Accrued expenses .......................      1,077,664         41,624                                            1,119,288
        Accrued compensation ...................        799,865        347,685                                            1,147,550
        Accrued income taxes ...................        292,066             -                                               292,066
        Customer advances ......................         65,871             -                                                65,871
        Commission payable .....................        127,179             -                                               127,179
        Payable to related party ...............             -         586,874        (586,874)(f)                               -
                                                  -------------  -------------   -------------       -------------    -------------
    Total current liabilities ..................      6,428,303      1,496,254        (390,270)                -          7,534,287

    Long term liabilities
        Long-term debt, less current
          liabilities ..........................      4,792,394             -        1,871,192 (b)                        6,663,586
        Deferred income tax payable ............         36,507             -                                  -             36,507
                                                  -------------  -------------   -------------       -------------    -------------
    Total long term liabilities ................      4,828,901             -        1,871,192                 -          6,700,093

    Shareholders' equity
        Common stock ...........................         44,563          5,000             403 (a)          (5,000)          44,966
        Additional paid in capital .............     26,698,234             -        1,482,496 (a,f)      (586,874)      27,593,856
        Retained earnings
          (accumulated deficit) ................     (3,624,043)     2,525,150        (945,000)(d)      (2,525,150)      (4,569,043)
        Note receivable for stock ..............       (148,326)            -                                              (148,326)
                                                  -------------  -------------   -------------       -------------    -------------
    Total shareholders' equity .................     22,970,428      2,530,150         537,899          (3,117,024)      22,921,453

                                                  -------------  -------------   -------------       -------------    -------------
Total liabilities and shareholders' equity .....  $  34,227,632      4,026,404       2,018,821          (3,117,024)   $  37,155,833
                                                  =============  =============   =============       =============    =============

    See accompanying notes to Pro Forma Consolidated Financial Statements.

                                       21




          Applied Science and Technology, Inc. and Converter Power Inc.
                 Pro Forma Consolidated Statements of Operations
                        For the Year Ended June 29, 1996
                                   (unaudited)

                                                                                             Pro Forma               Pro Forma
                                                            ASTeX              CPI          Adjustments            Consolidated
Product sales, net ................................  $    36,175,388        13,359,485                          $    49,534,873
Research contract revenue .........................          894,517                -                                   894,517
Other revenue .....................................        2,065,691                -                                 2,065,691
                                                     ---------------   ---------------   ---------------
           Total revenue ..........................       39,135,596        13,359,485                -              52,495,081
                                                     ---------------   ---------------   ---------------        ---------------

Cost of sales and revenue:
      Product sales and other revenue .............       23,414,139         9,388,814                               32,802,953
      Research contracts ..........................          439,659                -                                   439,659
                                                     ---------------   ---------------   ---------------        ---------------
           Total cost of sales and revenue ........       23,853,798         9,388,814                -              33,242,612
                                                     ---------------   ---------------   ---------------        ---------------

           Gross profit ...........................       15,281,798         3,970,671                -              19,252,469
                                                     ---------------   ---------------   ---------------        ---------------

Operating expenses:
      Research and development expenses ...........        4,553,361         1,103,993                                5,657,354
      Selling expenses ............................        3,297,664           299,546                                3,597,210
      General and administrative expenses .........        3,807,327         1,032,188                                4,839,515
      Acquisition-related expenses ................        2,887,647                -                                 2,887,647
      Write-off of goodwill .......................        6,813,562                -                                 6,813,562
      Goodwill amortization .......................               -                 -            331,693 (g)            331,693
                                                     ---------------   ---------------   ---------------        ---------------
           Total operating expenses ...............       21,359,561         2,435,727           331,693             24,126,981
                                                     ---------------   ---------------   ---------------        ---------------

           Earnings (loss) from operations ........       (6,077,763)        1,534,944          (331,693)            (4,874,512)
                                                     ---------------   ---------------   ---------------        ---------------

Other expense (income):
      Interest expense ............................          323,510                62           178,397 (h)            501,969
      Interest income .............................         (659,066)               -            248,368 (i)           (410,698)
      Other expense (income) ......................           13,568            42,042                -                  55,610
                                                     ---------------   ---------------   ---------------        ---------------
           Total other (income) expense ...........         (321,988)           42,104           426,765                146,881
                                                     ---------------   ---------------   ---------------        ---------------

           Earnings (loss) before income taxes ....       (5,755,775)        1,492,840          (758,458)            (5,021,393)

Income tax expense (benefit) ......................        1,541,000           552,000          (281,000) (j)         1,812,000
                                                     ---------------   ---------------   ---------------        ---------------

           Net earnings (loss) ....................  $    (7,296,775)          940,840          (477,458)       $    (6,833,393)
                                                     ---------------   ---------------   ---------------        ---------------

Primary net loss per share ........................  $         (1.74)                                           $         (1.61)
                                                     ===============                                            ===============

Weighted average common shares outstanding used
      to calculate primary loss per share .........        4,204,764                              40,321 (k)          4,245,085
                                                     ===============                     ===============        ===============

   See accompanying notes to the Pro Forma Consolidated Financial Statements.


                                       22





         Applied Science and Technology, Inc. and Converter Power Inc.
                 Pro Forma Consolidated Statements of Operations
                     For the Ten Months Ended April 26, 1997
                                   (unaudited)

                                                                                           Pro Forma               Pro Forma
                                                            ASTeX              CPI        Adjustments             Consolidated
Product sales, net ...............................   $    31,089,339         7,233,532                          $     38,322,871
Research contract revenue ........................           856,009                -                                    856,009
Other revenue ....................................         2,552,938                -                                  2,552,938
                                                     ---------------   ---------------   ---------------        ----------------
           Total revenue .........................        34,498,286         7,233,532                -               41,731,818
                                                     ---------------   ---------------   ---------------        ----------------

Cost of sales and revenue:
      Product sales and other revenue ............        21,201,748         5,836,849                                27,038,597
      Research contracts .........................           423,693                -                                    423,693
                                                     ---------------   ---------------   ---------------        ----------------
           Total cost of sales and revenue .......        21,625,441         5,836,849                -               27,462,290
                                                     ---------------   ---------------   ---------------        ----------------

           Gross profit ..........................        12,872,845         1,396,683                -               14,269,528
                                                     ---------------   ---------------   ---------------        ----------------

Operating expenses:
      Research and development expenses ..........         5,490,563           955,807                                 6,446,370
      Selling expenses ...........................         2,240,748           418,654                                 2,659,402
      General and administrative expenses ........         2,882,185           559,946                                 3,442,131
      Goodwill amortization ......................                -                 -            276,411 (g)             276,411
                                                     ---------------   ---------------   ---------------        ----------------
           Total operating expenses ..............        10,613,496         1,934,407           276,411              12,824,314
                                                     ---------------   ---------------   ---------------        ----------------

           Earnings (loss) from operations .......         2,259,349          (537,724)         (276,411)              1,445,214

Other expense (income):
      Interest expense ...........................           475,585                57           143,226 (h)             618,868
      Interest income ............................          (347,618)               -            206,973 (i)            (140,645)
      Other expense (income) .....................           (27,048)           (1,730)                                  (28,778)
                                                     ---------------   ---------------   ---------------        ----------------
           Total other (income) expense ..........           100,919            (1,673)          350,199                 449,445
                                                     ---------------   ---------------   ---------------        ----------------

           Earnings (loss) before income taxes ...         2,158,430          (536,051)         (626,610)                995,769

Income tax expense (benefit) .....................           799,000          (198,000)         (232,000)(j)             369,000
                                                     ---------------   ---------------   ---------------        ----------------

           Net earnings (loss) ...................   $     1,359,430          (338,051)         (394,610)       $        626,769
                                                     ---------------   ---------------   ---------------        ----------------

Primary net earnings per share ...................   $          0.30                                            $           0.14
                                                     ===============                                            ================

Weighted average common shares outstanding used
      to calculate primary earnings per share ....         4,529,451                              40,321 (k)           4,569,772
                                                     ===============                     ===============        ================

   See accompanying notes to the Pro Forma Consolidated Financial Statements.


                                       23




                              Converter Power, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                                   (unaudited)

The Pro Forma Consolidated Financial Statements gives effect to the following pro forma adjustments and assumptions.

1) The Pro Forma Consolidated balance sheet gives effect to the following pro forma adjustments to record the acquisition of assets, assumed liabilities and other adjustments as required in the purchase and sales agreement.



Common stock .............................................          (403)  (a)
Additional paid in capital ...............................      (895,622)  (a)
Short term debt issued ...................................      (196,604)  (b)
Long term debt issued ....................................    (1,871,192)  (b)
Cash paid ................................................    (4,415,137)  (c)
In-process-research and development expense ..............       945,000   (d)
      net of tax benefits (retained earnings)
Investment in CPI ........................................     6,433,958   (e)
Payable to related parties ...............................       586,874   (f)
Additional paid in capital ...............................      (586,874)  (f)


(a)  Represents  40,321  shares  issued  as  part  of  the  consideration  paid.
(b) Represents short term and long term debt incurred in financing the acquisition.
(c)  Represents cash paid.
(d) Represents the expense of $1,500,000 related to non-recurring in-process-research and development expense, net of deferred tax benefit. For income tax reporting purposes, the assets acquired and liabilities assumed are adjusted to fair value and in-process-research and development is treated as deductible goodwill. Deferred taxes are provided for at ASTeX effective rate of 37%.
(e)  Represents the total ASTeX investment in CPI.
(f) Represents a reclass to equity of liabilities due to the parent, as provided for in the purchase and sale agreement.

2) The Pro Forma Consolidated Statements of Operations give effect to the following pro forma adjustments and assumptions.

(g)  Represents goodwill amortization (over a 10 year period) as follows:



                                 Year ended        Ten months ended
                                June 29, 1996       April 26, 1997
                              -----------------   -----------------
Goodwill amortization         $         331,693   $         276,411
                              =================   =================


                                       24


(h) Represents interest expense on revolving debt issued to finance part of the acquisition. The interest rate is 8.5% plus 0.25% on unused revolving line of credit.
(i)  Represents reduction of interest income on cash used for the acquisition.
(j)  Represents tax at the ASTeX effective tax rate of 37%.
(k) Represents the weighted average shares outstanding used for the earnings per share calculation as the sum of the actual previously reported weighted average shares outstanding plus 40,321 shares issued in connection with the acquisition.


                                       25




                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         Applied Science and Technology

Date:  July 23, 1997                     By: /s/  John M. Tarrh
                                             -----------------------------------
                                             John M. Tarrh
                                             Chief Financial Officer
                                             Senior Vice President of Finance


                                       26